Calculation of Filing Fee Tables
S-8
Protagonist Therapeutics, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share ("Common Stock"), to be issued pursuant to future awards under the Protagonist Therapeutics, Inc. 2026 Equity Incentive Plan (the "Plan")	457(a)	650,000	$ 135.09	$ 87,808,500.00	0.0001381	$ 12,126.35
Total Offering Amounts:						$ 87,808,500.00		$ 12,126.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,126.35
Offering Note
[1]	In addition to the number of shares of the Common Stock of Protagonist Therapeutics, Inc. (the "Registrant") stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the compensatory stock plan listed above. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Amount Registered" represents 650,000 shares of Common Stock reserved for issuance under the Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on The Nasdaq Global Market on July 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources